SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AMERICAN PRECISION

          GAMCO INVESTORS, INC.
                                 3/09/00            1,600            19.1250
          GABELLI ASSOCIATES LTD
                                 3/17/00            5,000            19.1250
                                 3/16/00           20,000            19.1875
                                 3/10/00            1,500            19.1250
                                 3/09/00           10,000            19.1250
          GABELLI ASSOCIATES FUND
                                 3/17/00            5,000            19.1250
                                 3/16/00           15,000            19.1875
                                 3/10/00            1,000            19.1250
                                 3/09/00            5,000            19.1250
          GABELLI FUNDS, LLC.
               THE GABELLI ABC FUND
                                 3/13/00           10,000            19.2375









          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.